EXHIBIT 5.1

[Weil, Gotshal & Manges LLP Letterhead]

March 31, 2008

Rural/Metro Corporation
9221 East Via de Ventura
Scottsdale, Arizona 85258

Ladies and Gentlemen:

We have acted as counsel to Rural/Metro Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (as amended, the “S-8 Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 1,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, pursuant to the Rural/Metro Corporation 2008 Incentive Stock Plan (the “Plan”), which is filed as Exhibit 10.1 to the Company’s Form 8-K dated March 31, 2008.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the S-8 Registration Statement, the Plan, the Company’s Second Restated Certificate of Incorporation, as amended, the Company’s Fourth Amended and Restated By-laws and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered upon the receipt of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

March 31, 2008

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the S-8 Registration Statement.

Very truly yours,

/S/ WEIL, GOTSHAL & MANGES LLP